Exhibit 10.32

                              Consulting Agreement

THIS AGREEMENT, made as of June 6, 2002 by and between Jason Chester, a Florida consultant (the "consultant") and Xynergy, Corporation, a Nevada corporation (the "company")

WHEREAS, the company desires to retain Consultant to render consulting services, including services relating to strategic planning and development, and internet and technology solutions.

WHEREAS, Consultant is willing to perform such consulting services on the terms and conditions herein contained.

NOW, THEREFORE, in consideration of the premises herein and other good and valuable considerations, the parties agree as follows:

ENGAGEMENT - The Company hereby engages Consultant and Consultant hereby accepts such engagement as a consultant to render the consulting services set forth below, as requested by the Company, and in furtherance of the business goals of the Company.

CONSULTANT DUTIES - Consultant shall, at the request of the Company, provide business and internet consultation services. Such services shall include, advice concerning the implementation and monitoring of business and marketing plans, as related to establishing and/or enhancing the Company's Internet presence, and advice concerning the Company retaining other professionals. The Consultant may also render the following services at the request of the Company, and without additional monetary consideration:

a. Market Analysis- Consultant will assist the Company in researching the Company's competitors.

b. Strategic Planning and Development - Consultant will assist the Company in understanding its operational objectives.

TERM - The term of this agreement shall commence on the date hereof and continue for a period of no less than (30) days.

COMPENSATION - As full compensation for the services to be rendered by Consultant hereunder, Consultant shall be paid, and the Consultant agrees to accept, the following in leu of $150,000.00 cash; 1,250,000 shares of the Company's free trading common stock.

ACTIVITIES - Throughout the term of this agreement, Consultant may provide the officers, directors, employees or designees of the company with verbal reports concerning its activities. Consultant will also provide web design services for various company websites.

THIRD PARTIES - The Company acknowledges that, in connection with its engagement hereunder, Consultants may introduce the Company to third parties who may transact business with the Company and/or assist consultant in providing consulting services to the Company hereunder.

CONFIDENTIAL INFORMATION - Consultant acknowledges that any and all confidential knowledge or information concerning the Company and its affairs obtained by it, its principals, employees and/or contractors in the course of its engagement hereunder will be inviolate by it and that it will conceal the same from any and all other persons and entities, including, but not limited to, competitors of the Company and that it will not impart any such knowledge to anyone whosoever during the term of hereof.

CONSULTANT STATUS - Consultant acknowledges that it is providing services hereunder as an independent contractor. Accordingly, Consultant agrees that any taxes associated with the performance of its services hereunder shall be its sole responsibility. Consultant further agrees that nothing herein shall create a relationship of partners or joint ventures between Consultant and the Company and, except as otherwise set forth herein, nothing herein shall be deemed to authorize Consultant to obligate or bind the Company to any commitment without the prior written consent of the Company in each instance.

INDEMNIFICATION - The Company shall hold harmless and indemnify Consultant from and against any and all damages, losses, liabilities, obligations, fees, costs and expenses, including but not limited to, the payment and advancement of reasonable attorney's fees, resulting from, or incurred in connection with claims made against Consultant relating to the performance of its duties hereunder. The provision of this section shall survive termination of this agreement.

      Consultant                                      Xynergy Corp.


/s/ Jason M Chester        6/4/02           /s/ Raquel Zepeda        6/4/02
-------------------        ------           -----------------        ------
Jason M Chester            Date             Raquel Zepeda            Date


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